                       SCHEDULE OF PERFORMANCE CALCULATION


     Quotations of each Fund's average annual return for the year October 31, 1997 and the period from September 13, 1995 (commencement of investment operations)1 to October 31, 1997 are calculated pursuant to the following formula:


                                   P(1+T)^n=ERV


P   = a hypothetical initial payment of $1,000
T   = the average annual total return,
^n  = the number of years
ERV = ending redeemable value at October 31, 1997 of a hypothetical $1,000 payment made at the beginning of the year


AVERAGE ANNUAL RETURN FOR THE YEAR ENDED OCTOBER 31, 1997

                                                         Developing Markets Fund           International Equity Fund

                                                                         Average                             Average
                                                        Ending            Annual            Ending            Annual
                                                    Redeemable             Total        Redeemable             Total
                                                         Value           Return*             Value           Return*
                                                         -----           -------             -----           -------
Class A ..........................................         903            -9.69%              1037             3.69%
                                                           ---            -----               ----             ----
Class B ..........................................         914            -8.64%              1052             5.23%
                                                           ---            -----               ----             ----

AVERAGE ANNUAL RETURN FOR THE PERIOD FROM SEPTEMBER 8, 1995
(COMMENCEMENT OF OPERATIONS) TO OCTOBER 31, 1997

                                                         Developing Markets Fund           International Equity Fund

                                                                         Average                             Average
                                                        Ending            Annual            Ending            Annual
                                                    Redeemable             Total        Redeemable             Total
                                                         Value           Return*             Value           Return*
                                                         -----           -------             -----           -------
Class A ..........................................         900            -4.85%              1076             3.51%
                                                           ---            -----               ----             ----

Class B ..........................................         920            -3.86%              1104             4.75%
                                                           ---            -----               ----             ----


----------

1 While the International Funds commenced operations on September 8, 1995, assets were not available for investment until September 13, 1995.

* Each Fund's average annual return figures assume all dividends and distributions by such Fund over the relevant time period were reinvested and the maximum sales charge, if any, was imposed. It was then assumed that at the end of these periods, the entire amount was redeemed and the appropriate deferred sales load, if applicable, was deducted. The average annual return was then calculated by calculating the rate required for the initial payment to grow to the amount which would have been received upon redemption (i.e., the average annual rate of return).